Issuer Free Writing Prospectus
Filed Pursuant to Rule 433 under the Securities Act of 1933
Registration No. 333-189507
December 16, 2013

The information in this free writing prospectus supplements the information contained in, and should be read together with, the prospectus supplement of NMI Holdings, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the "SEC") on December 10, 2013 and the prospectus filed with the SEC on December 9, 2013 (File No. 333-189507) (the "Prospectus"), including the documents incorporated by reference therein, relating to the offering of up to 51,101,434 shares of Class A common stock of the Company by the selling stockholders identified in the Prospectus.

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As set forth in the "Plan of Distribution" section of the Prospectus, broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, which, in any event, will not exceed 8%.
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The Company has filed a registration statement (including the Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in that registration statement for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the Prospectus may be obtained by calling FBR Capital Markets & Co. at (703) 312-9726 or emailing prospectuses@FBR.com.